Exhibit 99.1

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

MULLEN AUTOMOTIVE, INC., Plaintiffs, - against- IMC Financial Markets, CLEAR STREET MARKETS LLC, UBS Securities, LLC, and JOHN DOES 1 THROUGH 10. Defendants.	Civil Action: COMPLAINT JURY TRIAL DEMAND

TABLE OF CONTENTS

I.	INTRODUCTION	1
II.	THE PARTIES	2

A.	Plaintiff Mullen	2
B.	Defendant IMC	2
C.	Defendant Clear Street	3
D.	Defendant UBS	3
E.	Defendant John Does	3

III.	JURISDICTION AND VENUE	4
IV.	HOW SPOOFING WORKS	4
V.	DEFENDANTS’ UNLAWFUL SPOOFING SCHEMES	6

A.	The Nature, Effect And Mechanism Of Defendants’ Unlawful Schemes	6
B.	The Specifics Of Defendants’ Unlawful Manipulation Of Mullen’s Share Price	8
C.	Defendants Acted With Scienter	10
D.	Illustrative Examples Of Defendants’ Participation In Spoofing Episodes	16
	1. Clear Street	16
	a) Example 1 -- October 25, 2022 - 14:28:10	16
	b) Example 2 -- June 06, 2023 - 15:52:59	18
E.	IMC	19
	a) Example -- December 15, 2022 - 13:27:30	19
F.	UBS	20
	a) Example -- August 17, 2023 - 15:55:27	20
G.	Defendants’ Spoofing Caused Mullen to Suffer Significant Losses	22
H.	The Lingering Effects of Accumulated Spoofing Episodes	22
I.	Injury in Fact and Loss Causation	24
J.	Defendants Intentionally Hid Their Manipulative Spoofing Schemes	33

VI.	CLAIMS FOR RELIEF	33

A.	First Claim For Relief For Spoofing In Violation Of Section 10(B) Of The Exchange Act Of 1934 And Rule 10b-5(A) And (C) Promulgated Thereunder	33
B.	Second Claim for Relief for Spoofing in Violation of Section 9(a)(2)of The Securities Exchange Act of 1934	35
C.	Third Claim for Relief for New York Common Law Fraud	36

VII.	PRAYER FOR RELIEF	37
VIII.	DEMAND FOR JURY TRIAL	37

i

Plaintiff Mullen Automotive, Inc. (“Mullen” or “Plaintiff”), by and through its undersigned attorneys, Warshaw Burstein, LLP and Christian Attar, as and for its complaint against IMC Financial Markets (“IMC”), Clear Street Markets, LLC (a/k/a Summit Securities Group LLC) (“Clear Street”), UBS Securities, LLC (“UBS”), and John Does 1 through 10 (“John Does” and, together with IMC, Clear Street, and UBS, “Defendants”), alleges upon personal knowledge, information and belief, and an investigation by counsel as follows:

I.	introduction

1.           The case arises from Defendants’ use of “spoofing,” an unlawful trading device that they utilized to manipulate the market price of Mullen’s shares between November 9, 2021 and November 9, 2023 (the “Relevant Period”). The U.S. Securities and Exchange Commission (“SEC”) describes spoofing as “the submission and cancellation of buy and sell orders without the intention to trade in order to manipulate other traders.” In analyzing the impact spoofing can have on the market, the SEC has called spoofing a “harmful strategy” employed by some high-frequency traders that is carried out by “strategically plac[ing] spoofing orders to create the impression of substantial order book imbalances in order to manipulate subsequent prices.” SEC Staff Report on Algorithmic Trading in U.S. Capital Markets, at 75, (Aug. 5, 2020).

2.            During the Relevant Period Defendants placed thousands of spoofing orders to sell to create the illusion that the share price of Mullen was declining. These orders were intended to “trick” or “bait” other investors into selling their shares which further drove Mullen’s share price downward.

3.            During the Relevant Period, Mullen relied on the reasonable assumption that the Nasdaq Stock Market (“Nasdaq”) was an efficient market that was not being manipulated when it sold over 5 billion shares at prices—which Mullen has since learned were artificially depressed due to

Defendants’ spoofing—causing Mullen to suffer hundreds of millions of dollars, if not more, in losses.

4.            This lawsuit seeks to hold each Defendant primarily liable for damages arising from either engaging in spoofing for their own proprietary accounts or for failing to design, manufacture, and/or enforce a system of risk management and supervisory controls, policies, and procedures that ensured that their customers and traders (a) did not manipulate the market, and (b) complied with all applicable rules, regulations and laws, including Section 9(a), Section 10(b) and Rule 10(b)(5)(a) and (c) complied with the Securities Exchange Act of 1934 and the common law.

II.	The Parties

A.	Plaintiff Mullen

5.             Mullen is an American electric vehicle manufacturer. It is incorporated in the State of Delaware, with its principal place of business in Brea, California. The Company’s securities are currently listed on Nasdaq, and have been traded on Nasdaq, NYSE Arca, and BATS, as well as other electronic execution venues, all of which are either located in, or conduct business operations in, New York County.

B.	Defendant IMC

6.             IMC is an Illinois limited liability company with its principal place of business in Illinois. It is a registered broker-dealer.

7.              IMC conducted continuous activity in New York County, directly related to these claims, by employing high speed algorithmic computer systems to route orders and execute trades of Mullen shares on exchanges located in New York County.

C.	Defendant Clear Street

8.             Clear Street is a Delaware limited liability company with its principal place of business in New York County. It is a registered broker-dealer.

9.           Clear Street conducted continuous activity in New York County, directly related to these claims, by employing high speed algorithmic computer systems to route orders and execute trades of Mullen shares on exchanges located in New York County.

D.	Defendant UBS

10.            UBS is a Delaware limited liability company with its principal place of business in New York County. It is a registered broker-dealer.

11.            UBS conducted continuous activity in New York County, directly related to these claims, by employing high speed algorithmic computer systems to route orders and execute trades of Mullen shares on exchanges located in New York County.

E.	Defendants John Does

12.           Defendants John Does 1 through 10 are entities—including but not limited to market makers, broker-dealers, subsidiaries, affiliates, and sister companies of the Defendants, and Defendants’ customers—whose identities are currently unknown, that unlawfully participated in the scheme to manipulate the trading and market price of Mullen securities through spoofing during the Relevant Period.

13.           John Does 1 through 10 conducted continuous activity in New York County, directly related to these claims, by employing high speed algorithmic computer systems to route orders and execute trades of Mullen shares on exchanges located in New York County.

III.	Jurisdiction and Venue

14.            This Court has jurisdiction over the subject matter of this action pursuant to Section 27 of the Exchange Act [15 U.S.C. § 78aa]; and Title 28 of the United States Code [28 U.S.C. § 1331].

15.            This court has personal jurisdiction over each Defendant, who maintained its principal place of business in this District, conducted a substantial part of the events asserted in this Complaint in this District, and/or directed its fraudulent activity into this market by manipulating Mullen stock on Nasdaq, which is located in this District. The unlawful acts committed by each Defendant have had a direct and substantial impact on the market price of Mullen shares traded in this District in the United States.

16.            Venue is proper in the Southern District of New York pursuant to 28 U.S.C. § 1391 and Section 27 of the Exchange Act, in that many of the acts, transactions and occurrences alleged herein occurred in this District, and Defendant conducted business here in connection with the events described herein. Defendant directly or indirectly made use of the means or instrumentalities of interstate commerce including the mails in connection with the conduct alleged herein.

IV.	How Spoofing Works

17.            In an efficient stock market that is free from manipulation, the prices of securities are determined by the natural forces of supply and demand—the greater the demand or lower the supply, the higher the price. Conversely, the lower the demand or greater the supply, the lower the price.

18.            The objective of a spoofing scheme is to distort publicly available information concerning the actual supply and demand of a company’s securities by injecting false and misleading information into the marketplace.

19.            Specifically, a spoofer—often utilizing high-frequency trading computer systems that operate algorithmic trading programs to maximize the speed of their market access and the execution of their trading strategies—creates a false illusion of excess supply or demand by placing Baiting Orders into the Limit Order Book. These Baiting Orders are not intended to be executed and have no legitimate economic purpose. Instead, the Baiting Orders are placed solely to create the illusion of market interest, which is intended to generate a response from other market participants to follow the artificial selling or buying trend that the Baiting Orders imply.

20.            Typically, a trader buys when he or she thinks the price of a security is likely to go higher and sells when they think the price of a security will go lower. However, one of the clear signs of manipulative spoofing is a rapid reversal of trading direction—for example, where a market participant places many sell orders, followed by a buy order, followed by the cancellation of the sell orders. This type of behavior strongly suggests that the original sell orders were not intended to be executed, and instead, were merely a ploy to drive the price downwards to “buy low.”

21.            Spoofing can be used to artificially inflate or lower the price of a security. If the spoofer’s goal is to drive the price down, the spoofer enters Baiting Orders to sell, which are intended to “bait” or “trick” investors into entering their own sell orders to minimize or avoid suffering losses in a downward trending market. Shortly after the spoofer places the Baiting Orders to sell—and after those Baiting Orders have lured unsuspecting market participants into placing their own orders—the spoofer places orders to buy, or “Executing Purchases,” on the opposite side of the order Book. These Executing Purchases to buy are intended to be executed at the artificially low prices generated by the Baiting Orders to sell. Immediately after executing the Executing Purchases to buy in the Limit Order Book,1 the spoofer cancels the Baiting Orders to sell, completing the spoofing cycle.

1 Nasdaq’s “Limit Order Book” is “[a] record of unexecuted limit orders maintained by the specialist. These orders are treated equally with other orders in terms of priority of execution.” See https://www.nasdaq.com/glossary/l/limit-order-book (last visited Dec. 6, 2023).

22.            If the spoofer’s goal is to drive the price up, the spoofer will enter in the Limit Order Book Baiting Orders to buy which are intended to “trick” or “bait” investors into placing their own orders to buy. The spoofer will place orders to sell to take advantage of an artificially manipulated upward market.

23.            A spoofing scheme, whether to drive the price upward or downward, is frequently used multiple times during a trading day and repeated throughout a protracted trading period. While each spoofing event may have a limited impact on the market, the cumulative effect of spoofing that occurs over a prolonged period can have a tremendous impact.

V.	Defendants’ UNLAWFUL SPOOFING SCHEMES

A.	The Nature, Effect and Mechanism of Defendants’ Unlawful Schemes

24.            The spoofing schemes in which Defendants participated were employed for Defendants’ own proprietary accounts and/or pursuant to the direction of their customers. Either way, Defendants’ schemes involved injecting false and misleading information into the marketplace in the form of Baiting Orders that had no legitimate financial purpose and were never intended to be executed.

25.            During the Relevant Period, Defendants placed thousands of Baiting Orders that were intended to create the illusion that Mullen shares were declining in value based on the natural forces of supply and demand.

26.            Defendants’ spoofing schemes were accomplished through the following three steps:

a)	Following the instructions of either their customers or their own proprietary traders, Defendants flooded the Limit Order Book of Nasdaq with large quantities of Baiting Orders to sell. The sole purpose for the placement of these Baiting Orders to sell was to deceive and mislead other market participants into believing that the market price of Mullen securities was moving downward based on the natural forces of supply and demand;

b)	Almost simultaneously, when the Baiting Orders were being placed in the Limit Order Book, Defendants also placed their Executing Orders on the opposite side of the Limit Order Book to purchase Mullen shares at the lower stock prices created by the downward manipulation of their Baiting Orders to sell; and

c)	Immediately after the completion of their Executing Orders to buy Mullen shares at the lower prices, Defendants cancelled and removed all of their Baiting Orders to sell from the Limit Order Books. [2]

27.            The three stages of Defendants’ spoofing cycles—which collectively make up a “Spoofing Episode—were completed sometimes within nano- or milliseconds and were repeated multiple times a day and continuously throughout the Relevant Period.

28.            The continuous placement and cancellation of thousands of Baiting Orders to sell by Defendants was not in furtherance of any legitimate purpose. Rather, this activity was intended to send a false and misleading pricing signal to the market in order to “trick or bait” market participants into executing their own sell orders. This operated as a fraud on the market and created a “pile-on” effect which drove down Mullen’s share price even further, thereby enabling Defendants to purchase Mullen’s shares at artificially manipulated lower prices for either their customers’ accounts or their own proprietary accounts—and resulted in Mullen selling or issuing its shares at artificially low prices.

2 The terms “cancel” or “cancellation” in this Complaint refer to the deletion of an order from a Limit Order Book, as well as a modification of an order on a Limit Order Book which results in reduction in the volume of shares displayed in that order. Deletions of orders or modifications of orders to sell to reduce their volumes are economically indistinct.

B.	The Specifics of Defendants’ Unlawful Manipulation of Mullen’s Share Price

29.            Based on the limited data available to Plaintiffs in the public domain,3 during the Relevant Period, Defendants submitted fictitious Baiting Orders totaling 470,931,814 shares on Nasdaq. Defendants’ Baiting Orders led to substantial sell-side imbalances in Defendants’ order flow, which were intended to and did send false and misleading pricing signals to the marketplace that interfered with Mullen’s share price being determined by the natural forces of supply and demand.

30.            Defendants’ Baiting Orders created artificial selling pressure that, led to a “pile-on” effect in which other market participants were induced to submit additional sell orders, and thus, artificially drove down the price of Mullen shares.

31.            Over the course of each Spoofing Episode, the Baiting Orders successfully induced the entry of sell orders from other market participants, driving down the price of Mullen shares by an average of 1.09% per episode.

32.            Almost simultaneously, Defendants executed Executing Purchases to purchase a total of 2,777,294 shares at these depressed prices below the prevailing best offer prior to entry of the Baiting Orders.

33.            Shortly thereafter, Defendants cancelled all of the Baiting Orders.

34.            As discussed in more depth below, Defendants’ Baiting Orders were intended to function as part of a scheme to defraud the market in Mullen securities rather than be executed. This intent can be reasonably inferred from, inter alia: (1) the short time period between the continuous and repeated placement and cancellation of the Baiting Orders; (2) the concentration of cancelled Baiting Orders during the limited period when each spoofing event occurred; (3) the average size of the Baiting Orders that were cancelled, in comparison to the average size of the bona-fide sell orders that were executed; (4) the ratio of cancelled Baiting Orders to sell compared to the executed bona-fide orders to buy that existed; and (5) the reoccurrence of the same trading patterns.

3 Only a limited amount of deanonymized market data is publicly available, but additional data that is expected to be available in discovery is anticipated to reveal additional spoofing by Defendants and/or other actors.

35.            For each Defendant, the following table lists the share volume of Baiting Orders which were subsequently cancelled, share volume of Executing Purchases which were executed at depressed prices, and the resulting price decline in Mullen shares during the Relevant Period. The data contained in this table does not reflect all of the Spoofing Episodes that existed during the Relevant Period. Only after discovery is taken can a full and complete record of Defendants proprietary trading and/or their customers trading be determined.

Defendant	No. of Purchases	Shares in Baiting Orders	Purchase Volume	Ratio of Baiting Orders to Purchase Volume	Average Price Decline
IMC FINANCIAL MARKETS	291	255,095	65,400	3.9005-to-1	-1.5341%
CLEAR STREET MARKETS, LLC	2,496	39,642,045	2,022,273	19.6027-to-1	-0.9124%
UBS Securities LLC	476	431,034,674	689,621	625.0312-to-1	-1.7644%

C.	Defendants Acted with Scienter

36.           As set forth below, each Defendant knowingly or recklessly participated in spoofing schemes that were intended to—and in fact did—deceive, manipulate or defraud the market for Mullen shares and participants in that market.

37.           An ordinary trader buys when it thinks the price of a security is likely to go higher and sells when it thinks the price of a security will go lower. In contrast, one of the tell-tale signs of manipulative spoofing is rapid, unnatural reversal of trading direction—a large volume of sell orders, followed by buy orders, followed by the cancellation of sell orders—which suggests that the original sell orders were merely a ploy to drive the price down to “buy low.” Statistically, Defendants exhibited this distinctive pattern again and again—and at multiples of the average trader, demonstrating that Defendants’ manipulative trading was intentional.

38.           In the trading activity connected to the Spoofing Episodes, during the five-minute period preceding the execution of Executing Purchases (the “Baiting Periods”),4 Defendants submitted a median of 7,200 shares in new sell-side orders per Executing Purchase. During the same time window as the Baiting Period prior to non-spoofed executed purchases, market participants submitted a median of 500 shares in new sell-side orders per purchase.

39.           During the period of time in which the Baiting Orders were cancelled following the Executing Purchases at the center of each Spoofing Episode (the “Cancellation Period”), Defendants cancelled a median of 11,800 shares in sell-side orders, or 163.89% of the created volume of 7,200 sell-side shares. During the same time window as the Cancellation Period following non-spoofed executed purchases, market participants cancelled a median of 100 shares in sell-side orders, or 20% of the created volume of 500 sell-side shares.

4 This five-minute window was used for the purposes of the analysis underlying the allegations of this Complaint. The use of this five-minute window is not meant to imply that orders placed further in advance of Executing Purchases are not relevant to assessing Defendants’ trading patterns or intent to manipulate.

40.           That is, on median, there were 1,340% more sell-side shares created in the Baiting Period prior to Executing Purchases compared to non-spoofed executed purchases, and 11,700% more sell-side shares cancelled in the Cancellation Period following Executing Purchases compared to non-spoofed executed purchases.

41.            Stated differently, when spoofing the market, Defendants injected more artificial sell-side order flow than non-spoofed orders prior to buying shares, as measured by (1) the volume of sell side order flow (1,340% higher); (2) the cancellation of that order flow (11,700% higher); and (3) the greater share of cancelled sell-side order flow (164% vs. 20%).5

42.            The spoofing patterns identified here give rise to a strong inference of scienter and evidences intentional manipulation for several reasons.

43.            First, on median, Defendants submitted Baiting Orders for a median of 5,700 sell-side shares per Executing Purchase which were subsequently cancelled. By contrast, over those periods, other market participants submitted orders on median for only 18 sell-side shares, which were subsequently cancelled--a difference of 32,458%. Defendants’ purchase of shares at prices artificially depressed by the Baiting Orders far exceeded that of other market participants.

44.            Second, among attributed orders, Defendants purchased far more shares at depressed prices during the minutes following the spoofing window. Specifically, over the two minutes after the spoofing windows, defendants purchased a median of 2,100 shares while other market participants purchased a median of 13 shares over these same windows.

45.            Third, the size of executed sell-side orders compared to Executing Purchases by Defendants is indicative of scienter. Following the median Executing Purchase, Defendants executed 200 buy-side shares in Executing Purchases while in contrast executing zero shares in sell-side orders. The stark contrast between the share volume of Executing Purchases and sell-side orders further indicates that Defendants were manipulating the market by using Baiting Orders as tools to generate artificial prices at which to place Executing Purchases at favorable prices.

5 Some of the cancelled orders were created prior to the Baiting Periods. Thus, the share of cancelled sell-side order flow may exceed 100% when additional orders that were not created within the Baiting Periods were cancelled after Executing Purchases.

46.            Fourth, the median size of the Baiting Orders that were cancelled, in comparison to the median size of the bona-fide purchases that were executed is also indicative of scienter. Prior to and following each Executing Purchase, Defendants placed and subsequently cancelled a median of 5,700 Baiting Orders, while in contrast executed only 200 purchases. The stark contrast between the number of Baiting Orders and the number of Executing Orders during spoofing activity indicates that Defendants were manipulating the market by using Baiting Orders as tools to generate artificial prices at which to place their Executing Orders at favorable prices.

47.            Fifth, Defendants’ behavior was inconsistent with bona fide market making. Over the Cancellation Periods, on average, Defendants cancelled 88% of the sell-side orders created during Baiting Periods, but only 63% of the buy-side orders created during Baiting Periods. This asymmetry in order cancellation rates is inconsistent with bona fide market making, which involves purchases and sales in roughly comparable amounts to provide liquidity to customers or other broker-dealers.

48.            Sixth, Defendants’ behavior was also inconsistent with bona-fide market making because a market maker ordinarily seeks to maintain a flat inventory position to avoid placing a directional bet on the stock price. For this reason, following a purchase, market makers will more aggressively price sell-side orders to flatten their inventory position. Here, however, Defendants were less likely to aggressively price sell orders after Executing Purchases as compared to non-spoofed executing purchases. In percentage terms, after spoofed Executing Purchases, Defendants’ most aggressive sell-side orders were, on median, 89.58% as aggressive as the most aggressively priced sell orders on the Nasdaq order book, compared to 96% following non-spoofed purchases. That relative passivity following spoofed Executing Purchases is consistent with Defendants using sell-side orders to maintain downward pressure on the share price rather than seeking to aggressively flatten their inventory like a market maker would (and in fact was how Defendants acted following non-spoofed purchases).

49.            Seventh, each Defendant (and/or their customers) specifically designed and implemented algorithmic trading programs that executed the spoofing schemes. Defendants’ (and/or their customers’) algorithms were programmed to—and did, during the Relevant Period—generate trading patterns that involved the placement and cancellation of tens of millions of Baiting Orders to sell that were never intended to be executed. Moreover, Defendants—each of which is a sophisticated entity which use cutting edge technology—closely monitored, modeled, and analyzed the performance, impact, and effects of their algorithmic trading program throughout the Relevant Period, including the spoofing pattern which the algorithm executed again and again on Mullen stock during the Relevant Period with similar effects each time.

50.            Eighth, each Defendant’s (and/or their customers’) trading activities were approved by corporate officials sufficiently knowledgeable about the trading practices of each Defendant (and/or their customer) such that each Defendant (and/or their customer) knew or recklessly ignored that they were engaging in illegal spoofing.

51.            Ninth, as registered Broker-Dealers, Defendants knew and/or were required to know that it was unlawful to place Baiting Orders to sell that were never intended to be executed in order to trick market participants into selling shares of Mullen stock.

52.            Tenth, the Spoofing Episodes set forth in this Complaint were perpetrated by the Defendants for either their own proprietary accounts and/or pursuant to their customers’ instructions and/or their customers who had access to the markets or alternative trading systems through Defendants Direct Market Access (“DMA”) systems. Pursuant to applicable industry rules and regulations including SEC Rule 15c3-5 and FINRA Rule 3120, and their own compliance manuals, Defendants were “gate keepers” of the integrity of the marketplace. Defendants were required to have internal policies, procedures and systems that monitored, detected, and prevented their own and the manipulative or fraudulent trading devices or schemes of their customers. Defendants failed to adequately design compliance systems or maintain supervisory policies and procedures to prevent the Spoofing Episodes set forth in this Complaint. Given Defendants’ obligation to monitor, detect, and prevent manipulative or fraudulent trading and their FINRA Report 3130 in which they stated that they did, in fact, do so, Defendants either intentionally manipulated the market through their spoofing scheme, or recklessly ignored their own or their customers fraudulent trading.

53.            Eleventh, the short time period between the placement and cancellation of their Baiting Orders is further indicative of scienter. During each Spoofing Episode, Defendants placed and then cancelled the Baiting Orders within seconds and even milliseconds. This practice, which occurred thousands of times over the Relevant Period, indicates that Defendants never intended to execute the Baiting Orders.

54.            Twelfth, the concentration of cancelled Baiting Orders during the limited period when each spoofing event occurred is also indicative of scienter. During each Spoofing Episode, Defendants cancelled all of the Baiting Orders, sometimes amounting to tens of thousands of Baiting Orders, in a matter of seconds and sometimes milliseconds, all of which had been placed by Defendants mere seconds earlier.

55.            Thirteenth, the size of the Baiting Orders that were cancelled—in comparison to the size of bona-fide sell-side orders that were executed by Defendants—is also indicative of scienter. During each Spoofing Episode, Defendants placed and subsequently cancelled a median of 5,700 shares in Baiting Orders while executing a median of zero sell-side orders. The stark contrast between the share volume of Baiting Orders and executed sell-side orders during each Spoofing Episode indicates that Defendants were manipulating the market by using Baiting Orders as tools to generate artificial prices rather than making a genuine attempt to sell shares.

56.            Fourteenth, the ratio of cancelled Baiting Orders compared to executed bona-fide orders to sell is thus also indicative of scienter. In the median Spoofing Episode, Defendants placed and subsequently cancelled 5,700 sell-side shares in Baiting Orders, while in contrast executing zero sell-side orders. A sell-side cancellation rate of 100% is a strong indication that Defendants never intended to execute those Baiting Orders.

57.            Fifteenth, the size of executed sell-side orders compared to Executing Purchases by Defendants is also indicative of scienter. In the median Spoofing Episode, Defendants executed 200 shares in Executing Purchases while in contrast executing zero sell-side orders. The stark contrast between the share volume of Executing Purchases and sell-side orders further indicates that Defendants were manipulating the market by using Baiting Orders as tools to generate artificial prices at which to place Executing Purchases at favorable prices.

58.            Sixteenth, Defendants carried out thousands of Spoofing Episodes over the Relevant Period, and often multiple episodes per trading day. The repetition of this pattern of placing fictitious Baiting Orders which created an artificial price, Executing Purchases at the artificial price—and then cancelling all of the Baiting Orders—is indicative of scienter.

59.            When these factors are collectively considered, strong circumstantial evidence exists that Defendants either knew or recklessly ignored that their own conduct and/or their customers’ conduct was designed to and did unlawfully manipulate the market in violation of Securities laws.

60.            Finally, Defendants had a strong motive to spoof shares of Mullen stock. By posting the fictitious Baiting Orders, Defendants were able to purchase millions worth of Mullen shares at depressed prices compared to purchasing shares of Mullen at the prevailing best offer. Moreover, as described below, Defendants frequently converted these profits to cash by selling shares prior to the price decline or following a rebound. The following Sections describe selected examples of the manipulative spoofing activity identified over the Relevant Period.

D.	Illustrative Examples of Defendants’ Participation in Spoofing Episodes

1.	Defendant Clear Street

a)	Example 1 -- October 25, 2022 - 14:28:10

61.            On October 25, 2022 at 14:28:10.072875, the national best bid and offer for Mullen was a bid to purchase 759 shares at a price of $0.49 per share and an offer to sell 170 shares at a price of $0.4919 per share.6 From 14:26:10.072875 to 14:28:10.072875, Clear Street placed 56,200 shares of Baiting Orders at prices ranging from $0.5419 to $0.487 per share.7 As of 14:28:10.072875, the submission of these Baiting Orders left Clear Street with an imbalanced order book position among attributed orders favoring the sell side consisting of bids to purchase 1,100 shares at prices ranging from $0.42 per share to $0.49 per share, and an offer to sell 134,490 shares at prices ranging from $0.492 per share to $5.00 per share.

6 The volume of Baiting Orders is the lesser of the volume of attributed sell-side orders cancelled by the Defendant in the two minutes after the Executing Purchase and/or the volume of attributed sell-side orders created by the Defendant in the two minutes prior to the Executing Purchase (i.e., the attributed sell-side orders cancelled by the Defendant within two minutes after the Executing Purchase whose aggregate volume was created by the Defendant within the two minutes prior to the Executing Purchase). The market impact of a Baiting Order is the same regardless of whether the Defendant who placed it cancelled that specific Baiting Order or an equivalent order placed by that Defendant on Nasdaq. For this reason, whenever prices for Baiting Orders are stated in this Complaint, those prices reflect the prices of orders cancelled after an Executing Purchase.

7 Those figures represent the price range of subsequently cancelled orders. The price range in that time interval of created orders was similar: $0.551 to $0.492.

62.            Between 14:28:10.072875 and 14:30:10.072875, Clear Street did not sell any shares of Mullen in attributed orders, consistent with the fictitious nature of the Baiting Orders.

63.            The Baiting Orders successfully induced the entry of sell orders from other market participants, driving the price of Mullen shares downward. At 14:28:10.072875, Clear Street took advantage of this artificial downward pressure and executed Executing Purchases to buy a total of 600 shares, at a price of $0.49 per share, which was below the prevailing best offer.

64.            Not only did Clear Street purchase these shares at a price below the prevailing best offer at the time, but Clear Street’s Baiting Orders drove the price below where it was before the Baiting Period as well. Specifically, at 14:26:10.072875, two minutes prior to the Executing Purchases, the share price of Mullen was $0.5007 per share. The price of the Executing Purchases was $0.49 per share, a decline of -2.14%.

65.            Clear Street began to cancel the artificial supply injected by these Baiting Orders within 0.051521 seconds of its Executing Purchases. By 14:30:10.072875, Clear Street had cancelled the artificial supply injected by all of its Baiting Orders, eliminating the artificial sell-side imbalance that had been falsely conveyed and injected into the market by Clear Street.

b)	Example 2 -- June 06, 2023 - 15:52:59

66.            On June 06, 2023 at 15:52:59.147350, the national best bid and offer for Mullen was a bid to purchase 2 shares at a price of $0.606 per share and an offer to sell 15 shares at a price of $0.6067 per share. From 15:50:59.147350 to 15:52:59.147350, Clear Street placed 6,900 shares of Baiting Orders at prices ranging from $0.66 to $0.6069 per share.8 As of 15:52:59.147350 the submission of these Baiting Orders left Clear Street with an imbalanced order book position among attributed orders favoring the sell side consisting of bids to purchase 2,501 shares at prices ranging from $0.44 per share to $0.606 per share, and an offer to sell 3,300 shares at prices ranging from $0.6069 per share to $98.00 per share.

67.            Between 15:52:59.147350 and 15:54:59.147350, Clear Street did not sell any shares of Mullen in attributed orders, consistent with the fictitious nature of the Baiting Orders.

68.            The Baiting Orders successfully induced the entry of sell orders from other market participants, driving the price of Mullen shares downward. At 15:52:59.147350, Clear Street took advantage of this artificial downward pressure and executed Executing Purchases to buy a total of 2,000 shares, at a price of $0.606 per share, which was below the prevailing best offer.

69.            Not only did Clear Street purchase these shares at a price below the prevailing best offer at the time, but Clear Street’s Baiting Orders drove the price below where it was before the Baiting Period as well. Specifically, at 15:50:59.147350, two minutes prior to the Executing Purchases, the share price of Mullen was $0.6201 per share. The price of the Executing Purchases was $0.606 per share, a decline of -2.27%.

8 Those figures represent the price range of subsequently cancelled orders. The price range in that time interval of created orders is similar: $0.8026 to $0.6069.

70.            Clear Street began to cancel the artificial supply injected by these Baiting Orders within 4.166118 seconds. By 15:54:59.147350, Clear Street had cancelled the artificial supply injected by all of its Baiting Orders, eliminating the artificial sell-side imbalance that had been falsely conveyed and injected into the market by Clear Street.

E.	Defendant IMC

a)	Example -- December 15, 2022 - 13:27:30

71.            On December 15, 2022 at 13:27:30.147521, the national best bid and offer for Mullen was a bid to purchase 19 shares at a price of $0.2886 per share and an offer to sell 82 shares at a price of $0.29 per share. From 13:25:30.147521 to 13:27:30.147521, IMC placed 1,100 shares of Baiting Orders at prices ranging from $0.32 to $0.292 per share.9 As of 13:27:30.147521 the submission of these Baiting Orders left IMC with an imbalanced order book position among attributed orders favoring the sell side consisting of bids to purchase 383 shares at prices ranging from $0.26 per share to $0.2886 per share, and an offer to sell 1,800 shares at prices ranging from $0.32 per share to $0.85 per share.

72.            Between 13:27:30.147521 and 13:29:30.147521, IMC did not sell any shares of Mullen in attributed orders, consistent with the fictitious nature of the Baiting Orders.

73.            The Baiting Orders successfully induced the entry of sell orders from other market participants, driving the price of Mullen shares downward. At 13:27:30.147521, IMC took advantage of this artificial downward pressure and executed Executing Purchases to buy a total of 283 shares, at a price of $0.2886 per share, which was below the prevailing best offer.

9 Those figures represent the price range of subsequently cancelled orders. The price range in that time interval of created orders is similar: $0.33 to $0.31.

74.            Not only did IMC purchase these shares at a price below the prevailing best offer at the time, but IMC’s Baiting Orders drove the price below where it was before the Baiting Period as well. Specifically, at 13:25:30.147521, two minutes prior to the Executing Purchases, the share price of Mullen was $0.3013 per share. The price of the Executing Purchases was $0.2886 per share, a decline of -4.22%.

75.            IMC began to cancel the artificial supply injected by these Baiting Orders within 3.145169 seconds. By 13:29:30.147521, IMC had cancelled the artificial supply injected by all of its Baiting Orders, eliminating the artificial sell-side imbalance that had been falsely conveyed and injected into the market by IMC.

F.	Defendant UBS

a)	Example -- August 17, 2023 - 15:55:27

76.            On August 17, 2023 at 15:55:27.173750, the national best bid and offer for Mullen was a bid to purchase 2 shares at a price of $0.8026 per share and an offer to sell 11 shares at a price of $0.8054 per share. From 15:53:27.173750 to 15:55:27.173750, UBS placed 300 shares of Baiting Orders at prices ranging from $1.05 to $0.8028 per share.10 As of 15:55:27.173750 the submission of these Baiting Orders left UBS with an imbalanced order book position among attributed orders favoring the sell side consisting of bids to purchase 7,401 shares at prices ranging from $0.5826 per share to $0.8026 per share, and an offer to sell 123,173 shares at prices ranging from $0.8525 per share to $999.00 per share.

77.            Between 15:55:27.173750 and 15:57:27.173750, UBS did not sell any shares of Mullen in attributed orders, consistent with the fictitious nature of the Baiting Orders.

10 Those figures represent the price range of subsequently cancelled orders. The price range in that time interval of created orders is similar: $1.05 to $0.97.

78.            The Baiting Orders successfully induced the entry of sell orders from other market participants, driving the price of Mullen shares downward. At 15:55:27.173750, UBS took advantage of this artificial downward pressure and executed Executing Purchases to buy a total of 200 shares, at a price of $0.8026 per share, which was below the prevailing best offer.

79.            Not only did UBS purchase these shares at a price below the prevailing best offer at the time, but UBS’ Baiting Orders drove the price below where it was before the Baiting Period as well. Specifically, at 15:53:27.173750, two minutes prior to the Executing Purchases, the share price of Mullen was $0.8176 per share. The price of the Executing Purchases was $0.8026 per share, a decline of -1.83%.

80.            UBS began to cancel the artificial supply injected by these Baiting Orders within 59.25258 seconds. By 15:57:27.173750, UBS had cancelled the artificial supply injected by all of its Baiting Orders, eliminating the artificial sell-side imbalance that had been falsely conveyed and injected into the market by UBS.

81.            UBS sold shares of Mullen both before and after this Executing Purchase, which enabled it to convert profits from its spoofing activity to cash regardless of whether the Executing Purchases established a long position in Mullen or were used to close out a previously established short position. Specifically, UBS sold 12,200 shares at a price of $0.804 per share at 15:57:38, after the Executing Purchase, which would have generated a return of 0.1744331% on its Executing Purchases at the artificially depressed price of $0.8026 per share, UBS also sold 2 shares at a price of $0.8299 per share at 15:50:28 on August 17, 2023, prior to the Executing Purchase, which would have generated a return of 3.401445% if that sale created a short position that was closed out by the Executing Purchases at the artificially depressed price of $0.8026 per share.

G.	Defendants’ Spoofing Caused Mullen to Suffer Significant Losses

82.            During the Relevant Period, Mullen sold or issued for value over 5 billion Mullen shares. As set forth below, many of the Defendants’ Spoofing Episodes occurred immediately prior to Mullen’s sales or issuances. Because Mullen sold or issued for value Mullen shares during the Relevant Period at times when the prices of those shares were artificially deflated due to Defendants’ spoofing, Mullen was directly damaged by Defendants’ unlawful conduct.

83.            Each Spoofing Episode was intended to and had a significant immediate impact on the price of Mullen’s shares. The after-effects of each Spoofing Episode could be felt most strongly within a minute of the cancellation of the Baiting Orders, with a significant and observable effect persisting for at least 60 minutes and often longer.

H.	The Lingering Effects of Accumulated Spoofing Episodes

84.           According to the leading economic literature on the impact of spoofing—discussed below—even after 60 minutes, spoofing can have a lingering impact on the price of a security that persists for a much longer period of time. And when the volume of spoofing is high enough, those effects can aggregate to a substantial price impact.

85.            Thus, the impact of the collective spoofing activity extended beyond each specific Spoofing Episode, because the market neither immediately nor fully rebounded from the manipulated prices once each of the spoofing events were completed.

86.            This effect—the persistence of the price impact of manipulation—is well-established in the market microstructure literature. As Nobel prize-winning economist Professor Paul R. Milgrom (“Professor Milgrom”) has explained: “[b]ecause manipulative trades are viewed by market participants as potentially informed, and potentially informed trades can result in permanent price impact, manipulative trades can lead to permanent price impact.” Based on an extensive review of applicable literature, Professor Milgrom provides two reasons for why market participants cannot readily identify manipulative trades.

87.            First, it is highly improbable that manipulative trades can immediately be identified as manipulative and uninformed by market participants. For any agent in the market, the incentive to gather private information—and thus to become an informed trader—is directly related to the volume of its trades and the size of its positions.

88.            Defendants are among the largest market participants and have powerful incentives to be well-informed. Other participants would likely expect this, and therefore have good reason to treat their trades as potentially informed. This tendency of large traders to be well informed is also observed by others in the market microstructure literature.

89.            Second, it is also improbable that the public will eventually come to know which trades were manipulative and uninformed.

90.            Professor Milgrom concluded that “[t]he market microstructure literature demonstrates clearly how potentially informed trades can result in permanent price impact.” (Emphasis added.)

91.            Professor Milgrom further explained the fact that manipulators eventually must unwind their positions does not undermine the persistent impact of the manipulation, rather, “[t]here is, however, no symmetry in the manipulative trade and its unwinding. A manipulative trader who wants, for example, to raise a price will buy in a way that maximizes the price impact. However, when unwinding the trade, that same trader will seek to minimize the price impact to avoid losses. Therefore, the upward effect can be expected to exceed the downward effect from unwinding—and that difference may represent a permanent effect.” (Emphasis added.)

92.            Professor Milgrom also noted that it cannot simply be assumed that “professional traders and others will tend to act on the mistaken pricing” because manipulators have a “corresponding incentive . . . to conceal their intent, in order to benefit from their manipulation and unwind their positions to avoid or minimize loss.”

93.            For all of the above reasons, Professor Milgrom concluded that “[t]he market microstructure literature demonstrates clearly how potentially informed trades can result in permanent price impact.” (Emphasis added.)

I.	Injury in Fact and Loss Causation

94.            As set forth more fully above, Defendants’ fraudulent trading activities had both a temporary and long-term adverse effect on the market price of Mullen’s securities.

95.            During the Relevant Period, the Spoofing Events that could be identified in deanonymized data currently available to Mullen occurred on 359 out of 504—or 71%—of trading days. Based on records maintained by Mullen, over 5 billion shares were sold or issued for value by Mullen during the Relevant Period. Many of these sales consisted of the issuance of shares to satisfy debt obligations or other liabilities where the sale price of the shares was formulaically derived from secondary market closing prices on one or more days where those prices were artificially depressed by Defendants’ manipulative spoofing.

96.            The following table presents a list of Spoofing Episodes immediately prior to Mullen’s sales or issuances for value of shares at artificially depressed prices11—this table represents the Spoofing Episodes perpetrated by each Defendant on the designated transaction date:

11 Throughout this table: (i) the “average price decline” refers to the decline in the price of executed transactions from two minutes before the Executing Purchase to the price of the Executing Purchase; (ii) a single asterisk (“*”) denotes at least one Spoofing Episode after 3:00pm on the pricing date; and (iii) a double asterisk (“**”) denotes at least one Spoofing Episode after 3:45pm on the pricing date.

Transaction Date	Shares Sold or Issued for Value	Sale Price	Pricing Date	# of Spoofing Episodes	Average Price Decline to Spoofing Episodes	Defendant(s)
2/4/22	40,905	$3.02	2/2/22	3	-2.26%	UBS
2/15/22	3,500,000	$0.76	2/17/22	8	-0.71%	CLEAR STREET
2/23/22	1,557,044	$0.60	2/22/22	20	-1.32%	CLEAR STREET
2/24/22	1,457,932	$0.61	2/22/22	20	-1.32%	CLEAR STREET
2/24/22	16,640,970	$0.60	2/22/22	20	-1.32%	CLEAR STREET
2/24/22	6,952,129	$0.61	2/22/22	20	-1.32%	CLEAR STREET
2/28/22	7,000,000	$0.60	2/24/22	9*	-1.53%	CLEAR STREET
2/28/22	17,750,000	$0.60	2/24/22	9*	-1.53%	CLEAR STREET
2/28/22	749,918	$0.60	2/24/22	9*	-1.53%	CLEAR STREET
2/28/22	400,000	$0.60	2/24/22	9*	-1.53%	CLEAR STREET
2/28/22	150,000	$0.60	2/24/22	9*	-1.53%	CLEAR STREET
2/28/22	139,000	$0.60	2/24/22	9*	-1.53%	CLEAR STREET
2/28/22	18,000,000	$0.60	2/24/22	9*	-1.53%	CLEAR STREET
3/1/22	11,813,936	$0.60	2/24/22	9*	-1.53%	CLEAR STREET
3/1/22	31,539,691	$0.67	2/25/22	5	-1.46%	CLEAR STREET
3/14/22	28,500,000	$1.06	3/10/22	1	-0.88%	UBS
3/14/22	37,543	$1.06	3/10/22	1	-0.88%	UBS
3/14/22	5,036,215	$1.06	3/10/22	1	-0.88%	UBS
3/14/22	10,292,777	$1.06	3/10/22	1	-0.88%	UBS
3/14/22	24,960	$1.74	3/16/22	1	-0.29%	CLEAR STREET
3/18/22	114,482	$1.74	3/16/22	1	-0.29%	CLEAR STREET
3/18/22	302,143	$1.74	3/16/22	1	-0.29%	CLEAR STREET
4/21/22	284,038	$1.41	4/20/22	2	-1.51%	UBS
4/21/22	238,903	$1.40	4/20/22	2	-1.51%	UBS

Transaction Date	Shares Sold or Issued for Value	Sale Price	Pricing Date	# of Spoofing Episodes	Average Price Decline to Spoofing Episodes	Defendant(s)
4/21/22	3,000,001	$1.41	4/20/22	2	-1.51%	UBS
4/21/22	65,009	$1.40	4/20/22	2	-1.51%	UBS
4/21/22	32,497	$1.40	4/20/22	2	-1.51%	UBS
4/21/22	136,519	$1.40	4/20/22	2	-1.51%	UBS
4/21/22	48,753	$1.40	4/20/22	2	-1.51%	UBS
4/21/22	238,903	$1.40	4/20/22	2	-1.51%	UBS
4/21/22	53,631	$1.40	4/20/22	2	-1.51%	UBS
4/21/22	48,753	$1.40	4/20/22	2	-1.51%	UBS
5/3/22	3,000,000	$1.28	5/2/22	6	-1.55%	UBS
5/4/22	3,000,000	$1.28	5/2/22	6	-1.55%	UBS
5/5/22	3,000,000	$1.28	5/4/22	3	-0.76%	UBS
5/7/22	418,089	$1.20	5/6/22	2	-0.78%	CLEAR STREET, UBS
5/7/22	113,766	$1.20	5/6/22	2	-0.78%	CLEAR STREET, UBS
5/7/22	56,887	$1.20	5/6/22	2	-0.78%	CLEAR STREET, UBS
5/7/22	238,904	$1.20	5/6/22	2	-0.78%	CLEAR STREET, UBS
5/7/22	85,331	$1.20	5/6/22	2	-0.78%	CLEAR STREET, UBS
5/7/22	418,089	$1.20	5/6/22	2	-0.78%	CLEAR STREET, UBS
5/7/22	93,854	$1.20	5/6/22	2	-0.78%	CLEAR STREET, UBS
5/7/22	85,331	$1.20	5/6/22	2	-0.78%	CLEAR STREET, UBS
5/12/22	2,262,379	$0.79	5/11/22	6	-0.25%	CLEAR STREET
5/12/22	1,908,166	$0.79	5/11/22	6	-0.25%	CLEAR STREET
5/12/22	3,350,000	$0.79	5/11/22	6	-0.25%	CLEAR STREET
5/12/22	3,350,000	$0.79	5/11/22	6	-0.25%	CLEAR STREET
5/12/22	1,848,509	$0.79	5/11/22	6	-0.25%	CLEAR STREET
5/12/22	6,000,000	$0.79	5/11/22	6	-0.25%	CLEAR STREET

Transaction Date	Shares Sold or Issued for Value	Sale Price	Pricing Date	# of Spoofing Episodes	Average Price Decline to Spoofing Episodes	Defendant(s)
5/13/22	10,000,005	$0.79	5/11/22	6	-0.25%	CLEAR STREET
5/13/22	6,700,000	$0.79	5/11/22	6	-0.25%	CLEAR STREET
5/13/22	8,427,039	$0.79	5/11/22	6	-0.25%	CLEAR STREET
5/13/22	6,700,000	$0.79	5/11/22	6	-0.25%	CLEAR STREET
5/13/22	26,917,296	$0.79	5/11/22	6	-0.25%	CLEAR STREET
5/13/22	213,333	$0.79	5/11/22	6	-0.25%	CLEAR STREET
5/17/22	219,853	$0.79	5/11/22	6	-0.25%	CLEAR STREET
5/26/22	40,000,005	$0.79	5/11/22	6	-0.25%	CLEAR STREET
8/2/22	10,000,000	$0.79	7/29/22	19	-1.07%	UBS, CLEAR STREET
8/2/22	269,998	$0.79	7/29/22	19	-1.07%	UBS, CLEAR STREET
8/2/22	28,636	$0.79	7/29/22	19	-1.07%	UBS, CLEAR STREET
8/11/22	148,490	$0.81	8/10/22	7*	-0.22%	CLEAR STREET
8/12/22	74,245	$0.81	8/10/22	7*	-0.22%	CLEAR STREET
8/12/22	311,847	$0.81	8/10/22	7*	-0.22%	CLEAR STREET
8/12/22	111,374	$0.81	8/10/22	7*	-0.22%	CLEAR STREET
8/12/22	545,726	$0.81	8/10/22	7*	-0.22%	CLEAR STREET
8/12/22	111,374	$0.81	8/10/22	7*	-0.22%	CLEAR STREET
8/11/22	6,140,243	$0.81	8/11/22	4*	-0.24%	CLEAR STREET
8/15/22	2,067,671	$0.81	8/11/22	4*	-0.24%	CLEAR STREET
8/15/22	100,000	$0.81	8/11/22	4*	-0.24%	CLEAR STREET
8/15/22	1,888,855	$0.81	8/11/22	4*	-0.24%	CLEAR STREET
8/15/22	15,738,212	$0.81	8/11/22	4*	-0.24%	CLEAR STREET
8/16/22	2,682,396	$0.81	8/11/22	4*	-0.24%	CLEAR STREET
8/12/22	60,000,000	$0.83	8/12/22	25	-0.80%	UBS, CLEAR STREET
8/16/22	20,869,255	$0.83	8/12/22	25	-0.80%	UBS, CLEAR STREET
8/16/22	41,725,897	$0.83	8/12/22	25	-0.80%	UBS, CLEAR STREET
8/24/23	13,469,280	$0.47	8/22/22	17*	-0.30%	CLEAR STREET, IMC
9/6/22	511,659	$0.62	9/2/22	8*	-0.46%	CLEAR STREET, IMC
10/4/22	10,000,001	$0.33	9/30/22	1	-0.03%	CLEAR STREET
10/5/22	2,481,713	$0.32	10/3/22	4	-0.20%	CLEAR STREET
10/5/22	1,361,790	$0.32	10/3/22	4	-0.20%	CLEAR STREET
10/5/22	370,538	$0.32	10/3/22	4	-0.20%	CLEAR STREET
10/5/22	185,269	$0.32	10/3/22	4	-0.20%	CLEAR STREET
10/5/22	778,175	$0.32	10/3/22	4	-0.20%	CLEAR STREET
10/5/22	277,920	$0.32	10/3/22	4	-0.20%	CLEAR STREET
10/5/22	1,361,790	$0.32	10/3/22	4	-0.20%	CLEAR STREET
10/5/22	620,682	$0.32	10/3/22	4	-0.20%	CLEAR STREET
10/5/22	277,920	$0.32	10/3/22	4	-0.20%	CLEAR STREET

Transaction Date	Shares Sold or Issued for Value	Sale Price	Pricing Date	# of Spoofing Episodes	Average Price Decline to Spoofing Episodes	Defendant(s)
10/5/22	15,422,579	$0.32	10/3/22	4	-0.20%	CLEAR STREET
10/5/22	404,292	$0.33	10/3/22	4	-0.20%	CLEAR STREET
10/5/22	587,248	$0.33	10/3/22	4	-0.20%	CLEAR STREET
10/7/22	9,603,747	$0.33	10/6/22	3	-0.25%	IMC, CLEAR STREET
10/12/22	19,685,039	$0.25	10/11/22	2**	-0.14%	CLEAR STREET
10/14/22	20,815,986	$0.24	10/13/22	1	-1.01%	UBS
10/20/22	16,816,319	$0.22	10/18/22	19**	-0.72%	CLEAR STREET, IMC
10/20/22	110,000,000	$0.22	10/18/22	19**	-0.72%	CLEAR STREET, IMC
10/20/22	1,780,759	$0.22	10/18/22	19**	-0.72%	CLEAR STREET, IMC
10/20/22	478,703	$0.22	10/18/22	19**	-0.72%	CLEAR STREET, IMC
10/20/22	60,183,381	$0.22	10/18/22	19**	-0.72%	CLEAR STREET, IMC
10/20/22	16,447,987	$0.22	10/18/22	19**	-0.72%	CLEAR STREET, IMC
10/20/22	16,447,987	$0.22	10/18/22	19**	-0.72%	CLEAR STREET, IMC
11/3/22	3,897,106	$0.22	10/18/22	19**	-0.72%	CLEAR STREET, IMC
11/7/22	78,484,850	$0.27	11/4/22	36**	-0.62%	UBS, CLEAR STREET
11/7/22	30,782,708	$0.27	11/4/22	36**	-0.62%	UBS, CLEAR STREET
11/7/22	11,181,921	$0.26	11/7/22	11	-0.38%	CLEAR STREET
2/9/23	66,006,601	$0.30	11/14/22	10**	-0.31%	IMC , CLEAR STREET
2/23/23	48,849,660	$0.30	11/14/22	10**	-0.31%	IMC, CLEAR STREET
2/9/23	66,006,601	$0.30	11/14/22	10**	-0.31%	IMC, CLEAR STREET
2/23/23	46,590,029	$0.30	11/14/22	10**	-0.31%	IMC, CLEAR STREET
2/14/23	56,287,463	$0.30	11/14/22	10**	-0.31%	IMC, CLEAR STREET
2/14/23	16,886,242	$0.30	11/14/22	10**	-0.31%	IMC, CLEAR STREET
2/15/23	5,631,009	$0.30	11/14/22	10**	-0.31%	IMC, CLEAR STREET
2/14/23	2,814,375	$0.30	11/14/22	10**	-0.31%	IMC, CLEAR STREET
2/14/23	562,870	$0.30	11/14/22	10**	-0.31%	IMC, CLEAR STREET
11/21/22	81,907,312	$0.27	11/18/22	13**	-0.14%	CLEAR STREET, IMC
11/21/22	80,301,289	$0.27	11/18/22	13**	-0.14%	CLEAR STREET, IMC
11/21/22	40,150,642	$0.27	11/18/22	13**	-0.14%	CLEAR STREET, IMC
11/21/22	12,045,194	$0.27	11/18/22	13**	-0.14%	CLEAR STREET, IMC
11/21/22	4,015,066	$0.27	11/18/22	13**	-0.14%	CLEAR STREET, IMC
11/21/22	2,007,533	$0.27	11/18/22	13**	-0.14%	CLEAR STREET, IMC
11/21/22	401,503	$0.27	11/18/22	13**	-0.14%	CLEAR STREET, IMC
2/27/23	30,000,000	$0.23	2/24/23	6**	-0.22%	CLEAR STREET
3/1/23	20,000,001	$0.22	2/27/23	11**	-0.34%	UBS, CLEAR STREET
2/28/23	15,694,172	$0.22	2/27/23	11**	-0.34%	UBS, CLEAR STREET
2/28/23	31,239,548	$0.22	2/27/23	11**	-0.34%	UBS, CLEAR STREET
3/3/23	23,408,239	$0.21	3/2/23	2	-0.70%	IMC, CLEAR STREET
3/6/23	70,257,611	$0.21	3/2/23	2	-0.70%	IMC, CLEAR STREET
3/6/23	30,043,687	$0.21	3/2/23	2	-0.70%	IMC, CLEAR STREET
3/6/23	39,111,620	$0.21	3/2/23	2	-0.70%	IMC, CLEAR STREET

Transaction Date	Shares Sold or Issued for Value	Sale Price	Pricing Date	# of Spoofing Episodes	Average Price Decline to Spoofing Episodes	Defendant(s)
3/6/23	8,926,122	$0.21	3/2/23	2	-0.70%	IMC, CLEAR STREET
3/6/23	8,280,251	$0.21	3/2/23	2	-0.70%	IMC, CLEAR STREET
3/6/23	4,140,126	$0.21	3/2/23	2	-0.70%	IMC, CLEAR STREET
3/6/23	828,018	$0.21	3/2/23	2	-0.70%	IMC, CLEAR STREET
3/9/23	52,882,073	$0.19	3/8/23	5*	-0.41%	CLEAR STREET
3/13/23	118,133,491	$0.17	3/10/23	15**	-0.46%	UBS, CLEAR STREET, IMC
3/15/23	145,365,346	$0.16	3/14/23	24*	-0.24%	CLEAR STREET
3/15/23	44,613,596	$0.16	3/14/23	24*	-0.24%	CLEAR STREET
3/20/23	52,617,701	$0.13	3/17/23	16**	-0.96%	CLEAR, UBS
3/21/23	46,458,614	$0.13	3/20/23	23*	-0.73%	UBS, CLEAR STREET
3/23/23	59,307,152	$0.12	3/22/23	11	-0.27%	UBS, CLEAR STREET
3/24/23	67,708,576	$0.11	3/23/23	18**	-0.69%	CLEAR STREET, IMC
3/27/23	165,124,884	$0.11	3/24/23	9*	-0.29%	IMC, CLEAR STREET
3/30/23	100,000,000	$0.10	3/27/23	20*	-0.77%	UBS, CLEAR STREET
3/29/23	69,507,980	$0.10	3/27/23	20*	-0.77%	UBS, CLEAR STREET
3/28/23	9,345,000	$0.10	3/27/23	20*	-0.77%	UBS, CLEAR STREET
3/28/23	18,469,370	$0.10	3/27/23	20*	-0.77%	UBS, CLEAR STREET
3/29/23	13,901,610	$0.10	3/27/23	20*	-0.77%	UBS, CLEAR STREET
3/30/23	2,780,297	$0.10	3/27/23	20*	-0.77%	UBS, CLEAR STREET
3/31/23	59,191,222	$0.10	3/29/23	11	-0.53%	CLEAR STREET
3/31/23	175,808,778	$0.10	3/29/23	11	-0.53%	CLEAR STREET
3/31/23	244,426,301	$0.10	3/29/23	11	-0.53%	CLEAR STREET
4/30/23	13,000,000	$0.10	4/14/23	3	-0.92%	UBS, CLEAR STREET
4/30/23	153,742,348	$0.10	4/14/23	3	-0.92%	UBS, CLEAR STREET
4/30/23	163,636,360	$0.10	4/14/23	3	-0.92%	UBS , CLEAR STREET
4/17/23	81,736,439	$0.10	4/14/23	3	-0.92%	UBS, CLEAR STREET
4/17/23	24,545,455	$0.10	4/14/23	3	-0.92%	UBS, CLEAR STREET
4/18/23	8,185,234	$0.10	4/14/23	3	-0.92%	UBS, CLEAR STREET
4/18/23	4,086,824	$0.10	4/14/23	3	-0.92%	UBS, CLEAR STREET
4/18/23	817,363	$0.10	4/14/23	3	-0.92%	UBS, CLEAR STREET
5/17/23	6,651,466	$1.20	5/16/23	10	-4.70%	UBS, IMC
5/17/23	8,333,333	$1.20	5/16/23	10	-4.70%	UBS, IMC
5/17/23	2,223,375	$1.20	5/16/23	10	-4.70%	UBS, IMC
5/23/23	4,216,728	$0.95	5/22/23	2	-0.97%	UBS
5/25/23	6,000,000	$0.80	5/24/23	9	-1.21%	UBS, CLEAR STREET, IMC
5/26/23	2,550,889	$0.80	5/24/23	9	-1.21%	UBS, CLEAR STREET, IMC
5/26/23	2,059,902	$0.80	5/24/23	9	-1.21%	UBS, CLEAR STREET, IMC
5/26/23	833,218	$0.80	5/24/23	9	-1.21%	UBS, CLEAR STREET, IMC
5/25/23	166,615	$0.80	5/24/23	9	-1.21%	UBS, CLEAR STREET, IMC
5/30/23	12,371,580	$0.81	5/26/23	15*	-1.12%	CLEAR STREET, IMC
5/31/23	5,228,504	$0.76	5/30/23	3	-0.59%	IMC

Transaction Date	Shares Sold or Issued for Value	Sale Price	Pricing Date	# of Spoofing Episodes	Average Price Decline to Spoofing Episodes	Defendant(s)
6/8/23	6,031,533	$0.52	6/7/23	11	-1.02%	UBS, CLEAR STREET
6/12/23	6,000,000	$0.43	6/9/23	6*	-0.35%	CLEAR STREET, IMC
6/15/23	6,302,162	$0.43	6/9/23	6*	-0.35%	CLEAR STREET, IMC
6/12/23	13,016,019	$0.43	6/9/23	6*	-0.35%	CLEAR STREET, IMC
6/16/23	11,934,953	$0.43	6/9/23	6*	-0.35%	CLEAR STREET, IMC
6/12/23	7,383,228	$0.43	6/9/23	6*	-0.35%	CLEAR STREET, IMC
6/16/23	44,006,432	$0.22	6/14/23	6**	-0.68%	UBS, CLEAR STREET
6/16/23	27,624,534	$0.22	6/14/23	6**	-0.68%	UBS, CLEAR STREET
6/16/23	10,286,450	$0.22	6/14/23	6**	-0.68%	UBS, CLEAR STREET
6/15/23	24,005,625	$0.22	6/14/23	6**	-0.68%	UBS, CLEAR STREET
6/15/23	10,207,514	$0.22	6/14/23	6**	-0.68%	UBS, CLEAR STREET
6/15/23	17,906,940	$0.22	6/14/23	6**	-0.68%	UBS, CLEAR STREET
6/15/23	5,965,193	$0.22	6/14/23	6**	-0.68%	UBS, CLEAR STREET
6/15/23	2,977,276	$0.22	6/14/23	6**	-0.68%	UBS, CLEAR STREET
6/16/23	596,079	$0.22	6/14/23	6**	-0.68%	UBS, CLEAR STREET
6/29/23	70,000,000	$0.16	6/20/23	8*	-0.96%	UBS, CLEAR STREET, IMC
6/21/23	48,513,018	$0.16	6/20/23	8*	-0.96%	UBS, CLEAR STREET, IMC
7/27/23	113,160,366	$0.16	6/20/23	8*	-0.96%	UBS, CLEAR STREET, IMC
6/30/23	76,000,000	$0.16	6/20/23	8*	-0.96%	UBS, CLEAR STREET, IMC
6/21/23	48,513,018	$0.16	6/20/23	8*	-0.96%	UBS, CLEAR STREET, IMC
7/24/23	102,617,525	$0.16	6/20/23	8*	-0.96%	UBS, CLEAR STREET, IMC
6/21/23	26,136,165	$0.16	6/20/23	8*	-0.96%	UBS, CLEAR STREET, IMC
6/27/23	55,000,000	$0.16	6/20/23	8*	-0.96%	UBS, CLEAR STREET, IMC
6/21/23	18,000,000	$0.16	6/20/23	8*	-0.96%	UBS, CLEAR STREET, IMC
7/31/23	40,565,377	$0.16	6/20/23	8*	-0.96%	UBS, CLEAR STREET, IMC
6/29/23	36,373,506	$0.11	6/28/23	13**	-0.79%	UBS, CLEAR STREET
6/30/23	12,410,701	$0.11	6/28/23	13**	-0.79%	UBS, CLEAR STREET
6/29/23	12,305,201	$0.11	6/28/23	13**	-0.79%	UBS, CLEAR STREET
6/29/23	8,130,298	$0.11	6/28/23	13**	-0.79%	UBS, CLEAR STREET
7/3/23	1,642,717	$0.11	6/30/23	6*	-0.64%	CLEAR STREET
7/6/23	60,000,000	$0.10	7/3/23	5	-0.62%	CLEAR STREET
7/6/23	60,000,000	$0.10	7/3/23	5	-0.62%	CLEAR STREET
7/6/23	60,000,000	$0.10	7/3/23	5	-0.62%	CLEAR STREET
7/5/23	67,455,304	$0.10	7/3/23	5	-0.62%	CLEAR STREET
7/5/23	52,544,696	$0.10	7/3/23	5	-0.62%	CLEAR STREET
7/5/23	68,569,128	$0.10	7/3/23	5	-0.62%	CLEAR STREET
7/5/23	29,592,815	$0.10	7/3/23	5	-0.62%	CLEAR STREET
7/5/23	17,591,314	$0.10	7/3/23	5	-0.62%	CLEAR STREET
9/12/23	11,961,722	$0.42	9/8/23	3*	-0.43%	CLEAR STREET
9/12/23	4,867,752	$0.42	9/8/23	3*	-0.43%	CLEAR STREET
9/15/23	22,000,000	$0.50	9/13/23	2**	-0.60%	CLEAR STREET
9/15/23	5,454,559	$0.50	9/13/23	2**	-0.60%	CLEAR STREET

97.            Defendants’ fraudulent trading activities had both a temporary and long-term adverse effect on the market price of Mullen shares. As discussed above, the artificially depressed price resulting from any given Spoofing Episode may not fully recover to the price that existed prior to the Spoofing Episode. And when spoofing events occur continuously throughout the day and continue without interruption over a protracted period of time, the long-term cumulative effect of spoofing places enormous downward pressure on the market price of a security, which is persistent and long-lasting.

98.            Because the price impact of Defendants’ spoofing activity was not limited to the time period immediately following each individual spoofing episode, Plaintiff’s sales and issuances for value of its stock throughout the Relevant Period were negatively affected by Defendants’ spoofing that occurred in close proximity to Plaintiff’s sales.

99.         While each Spoofing Episode had a small negative impact on the price of Mullen shares, the placement and cancellation of Baiting Orders throughout the Relevant Period had the cumulative effect of driving Mullen share price down during the Relevant Period. Defendants’ wrongful conduct proximately caused the losses that Mullen suffered when it sold or issued for value shares at times during which the market price of Mullen shares was being driven downward.

100.          Based on Mullen’s preliminary analysis of the impact of the spoofing by Defendants that is known at this time—even when adjusted for the context of other market events—the following figure shows the average cumulative return (percentage price change) across the Spoofing Episodes in Mullen from five minutes prior to each Executing Purchase to sixty minutes following. The dashed line shows the final cumulative return over the minutes following the Spoofing Episodes, -3.72%, which is statistically significant.

101.            To whatever extent confounding information that negatively impacted the price of Mullen may have emerged at around the same time as some of the Spoofing Episodes, it is exceedingly unlikely and implausible that confounding information emerged at the same time as so many Spoofing Episodes—repeatedly—so as to confound the average price impact of these episodes.

102.            Based on Mullen’s preliminary analysis of the impact of the spoofing by Defendants that is known at this time, the average price impact of the Spoofing Episodes persists up to sixty minutes and does not revert within that time. Based on this evidence, it is plausible to infer that the entirety of this price impact of these Spoofing Episodes was persistent and continued over an extended period of time.

103.         Defendants’ spoofing schemes deprived Mullen of its right and ability to trade on U.S. exchanges that were free of manipulation and caused the losses that Mullen suffered when it sold or issued for value more than 5 billion shares into a manipulated market.

J.	Defendants Intentionally Hid Their Manipulative Spoofing Schemes

104.         As described above, the manipulative process and spoofing requires that the true intent of the spoofer be hidden from the market. If other market participants knew that the Baiting Orders were not bona-fide orders—but instead entered solely to induce other traders to move the price of the stock—those other traders would naturally ignore the Baiting Orders when making trading decisions.

105.         Defendants intentionally hid their manipulative spoofing scheme in order to achieve their illegal and improper goal of depressing the price of Mullen shares, and their success in manipulating that price demonstrates that their spoofing activity was concealed from the market.

VI.	claims for relief

A.	First Claim for Relief for Spoofing in Violation of Section 10(b) of the Exchange Act of 1934 and Rule 10b-5(a) and (c) Promulgated Thereunder

106.         Mullen incorporates by reference paragraphs 1 to 105 as if more fully set forth herein.

107.         During the Relevant Period, Defendants participated in a scheme that was intended to and did manipulate the market price of Mullen shares by placing Baiting Orders on Nasdaq. Defendants’ Baiting Orders were used to further a market manipulation scheme that had a direct and immediate adverse impact on the market price of Mullen securities being traded on Nasdaq.

108.         Rules 10b-5(a) and (c) make it unlawful for any party to “(a) employ any device, scheme or artifice to defraud” and “(c) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit.”

109.         Defendants are liable for (i) placing Baiting Orders on Nasdaq that had no legitimate or economic purpose, were never intended to be executed, and were part of a spoofing scheme; and (ii) placing Executing Orders that were intended complete the Spoofing Episode that operated as a scheme to manipulate the market price of Mullen securities.

110.         As set forth more fully in paragraphs 36 through 60 above, strong circumstantial evidence exists that Defendants’ conduct reflects the intentional or reckless nature of their unlawful scheme and course of conduct to defraud the market in Mullen securities.

111.         Mullen’s securities were intended to be traded in an efficient market, in which all market participants had access to information that was relevant to the fair and orderly trading of a security. Defendants’ scheme to manipulate was structured in a manner that concealed Defendants’ unlawful intentions and make it extremely difficult for a reasonably diligent market participant—like Mullen—from discovering the operative facts constituting the market manipulation scheme, or the identities of the perpetrators of these schemes.

112.         During the Relevant Period, despite Mullen’s diligence, it did not discover—nor could a reasonably diligent plaintiff have discovered—the facts constituting the market manipulation claims on Nasdaq or the identities of the perpetrators of these market manipulation schemes. Thus, when Mullen sold or issued for value shares of Mullen on Nasdaq, the market prices of Mullen shares were not being determined by the natural forces of supply and demand but, rather, by the false and misleading pricing information injected into the market by the Defendants.

113.         As set forth more fully above. Defendants’ fraudulent trading activities had both a temporary and long-term adverse effect on the market price of Mullen shares.

114.         During the Relevant Period, Mullen sold or issued for value over 5 billion Mullen shares. As a direct and proximate result of Defendants’ wrongful conduct, Mullen suffered damages in that it sold or issued for value Mullen shares at manipulated prices, in reliance on an assumption of an efficient market free of manipulation.

115.         Each Defendant used the means or instrumentalities of interstate commerce, the facilities of a national securities exchange, and the mail, to trade Mullen’s securities by placing, routing, filling, and executing these orders.

116.            Defendants each knowingly employed devices, schemes, or artifices to defraud and engaged in acts, practices, and a course of conduct which operated as a fraud upon Mullen and the market in violation of Section 10(b) and Rule 10b-5 promulgated under the Exchange Act.

B.	Second Claim for Relief for Spoofing in Violation of Section 9(a)(2) of The Securities Exchange Act of 1934

117.         Mullen incorporates by reference paragraphs 1 to 116 as if more fully set forth herein.

118.          Based upon the conduct described above, Defendants’ manipulative schemes violated Section 9(a)(2) of the Securities Exchange Act of 1934, which makes it unlawful to engage in a series of manipulative transactions “in any security . . . creating actual or apparent active trading in such security, or raising or depressing the price of such security, for the purpose of inducing the purchase or sale of such security by others.”

119.          By reason of the conduct described above, Defendants directly used the mails, or instrumentalities of interstate commerce, or a facility of a national securities exchange, to: effect—alone or with one or more other person—a series of transactions in Mullen shares that created actual or apparent trading in such securities or raising or depressing the price of such securities for the purpose of inducing the purchase or sale of such securities by others; and engage in the market manipulation strategy of spoofing which artificially affected the prices of Mullen shares that Mullen sold.

120.            Defendants’ conscious misbehavior or recklessness artificially affected the price of Mullen shares that Mullen sold during the Relevant Period. Mullen’s financial injuries would not have been as extensive but for the Defendants’ conscious misbehavior or recklessness.

C.	Third Claim for Relief for New York Common Law Fraud

121.         Mullen incorporates by reference paragraphs 1 to 120 as if more fully set forth herein.

122.         Mullen seeks to permanently enjoin Defendants from engaging in spoofing conduct—whether on their behalf or on behalf of their customers—that affects the Mullen share price. Defendants’ actions identified herein have caused, continue to cause, and will cause future permanent and irreparable harm to Mullen.

123.         The balance of the equities favors an injunction to prevent Defendants from continuing to spoof Mullen stock. The harm to Mullen is significant. In contrast, the potential harm to Defendants of an injunction is insignificant; Defendants would merely be required to halt their illegal activity. Thus, the public interest is best served by enjoining Defendants’ spoofing behavior.

124.         As noted throughout this Complaint, it is likely that Mullen will succeed on the merits in this case. All evidence to be presented, including trading records and Defendants’ own trading algorithms, will support the position that Defendants were manipulating the Mullen share price through spoofing.

125.          As such, this Court should enter a permanent injunction enjoining Defendants form engaging in spoofing activities and any other illegal manipulative conduct that affects the Mullen share price.

VII.	prayer for relief

WHEREFORE, Mullen respectfully requests that this Court enter a judgment:

A.            Finding that Defendants violated the federal securities laws as alleged in this Complaint;

B.            Ordering Defendants to pay damages as a result of their unlawful conduct in an amount to be determined at trial;

C.            Enjoining Defendants from engaging in any further manipulation of the share price of Mullen, whether on their behalf or their customers’ behalf;

D.            Awarding reasonable attorney’s fees and costs together with all available pre- and post-judgment interest; and

E.            Granting such other and further relief as the Court deems just and appropriate.

VIII.	DEMAND FOR JURY TRIAL

Pursuant to Rule 38 of the Federal Rules of Civil Procedure, Mullen demands trial by jury in this action of all issues so triable.

Dated:	December 6, 2023

New York, New York

Respectfully submitted,

By:	/s/ Alan M. Pollack
Alan M. Pollack, Esq.
Felicia S. Ennis, Esq.
Leron Thumim, Esq.
Warshaw Burstein, LLP
575 Lexington Avenue, 7th Floor
New York, New York 10022
Tel: (212) 984-7700
Fax: (212) 956-2164

and

By:	/s/ James Wes Christian
James Wes Christian, Esq.
Ardalan Attar, Esq.
Christian Attar
2302 Fannin, Suite 205
Houston, Texas 77002
Tel: (713) 659-7617